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                                                                       Exhibit A

                                                                    EXHIBIT 3(2)

                                     BY-LAWS
                                       of
                         KENILWORTH SYSTEMS CORPORATION

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

            SECTION 1. Annual Meeting. A meeting of shareholders shall be held annually for the election of directors and the transaction of such other business as may properly come before the meeting on the third Tuesday in June in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day.

            SECTION 2. Special Meetings. Special meetings of the shareholders for any purpose may be called by the Board of Directors or the President, and shall be called by the President at the written request of the holders of record of twenty-five percent of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting or waiver thereof. At any such special meeting only such business may be transacted as is related to the purposes set forth in the notice of meeting.

            SECTION 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York or the United States of America, as may be fixed in the call and notice of meeting or waiver thereof.

            SECTION 4. Notice of Meetings. Notice of each meeting of
shareholders shall be given in writing and shall state the place, date and hour of the meeting and, in the case of special meetings, (i) the purpose or purposes for which the meeting is called and (ii) at whose direction the notice is being issued.
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            A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

            SECTION 5. Waiver of Notice. Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

            SECTION 6. Qualification of Voters. Except as may otherwise be provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

            Shares of the Corporation standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws or similar regulations of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may determine.

            SECTION 7. Quorum. At any meeting of the shareholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

            SECTION 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of
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eleven months from the date thereof unless otherwise provided in the proxy.
Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided therein and as permitted by law.

            SECTION 9. Voting. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast thereat in person or by proxy.

            SECTION 10. Consents. Whenever the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

            SECTION 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by the Board of Directors, each of whom shall be at least eighteen years of age.

            SECTION 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be such number not less than three (3) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the shareholders or by the Board.

            SECTION 3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.
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            SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 5. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

            SECTION 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever, including the removal of directors without cause, shall be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of shareholders, and until his successor has been elected and qualified.

            SECTION 7. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors, each consisting of three or more directors, and each of which, to the extent provided in the resolution and permitted by law, shall have all the authority of the Board. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

            SECTION 8. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees of directors.
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                                  ARTICLE III.

                              MEETINGS OF THE BOARD

            SECTION 1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of New York or the United States of America, as may from time to time be fixed by the Board.

            SECTION 2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of New York or the United States of America, upon the call of the President by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two days before such meeting. Special meetings shall be called by the President on the written request of any two directors.

            Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

            A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

            SECTION 3. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

            The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by the Certificate of Incorporation or by these By-laws.

            A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.
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            SECTION 4. Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action, and such resolution and the written consent thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or committee.

            SECTION 5. Conference Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV.

                                    OFFICERS

            SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer of the Corporation and from time to time may elect or appoint one or more Vice Presidents and such other officers as it may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary, unless all of the issued and outstanding stock of the Corporation is owned by one person, in which event such person may hold all or any combination of offices.

            SECTION 2. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and until his successor has been elected or appointed and qualified. Any officer may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
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            SECTION 3. Powers and Duties. The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the affairs and property of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

            Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary or the Treasurer.

            The Board may require any officer to give security for the faithful performance of his duties.

            SECTION 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE V.

                               SHARE CERTIFICATES

            SECTION 1. Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof.

            SECTION 2. Registration of Transfers. Shares of the Corporation shall be transferable only upon the books of the Corporation, by the person specified by the certificate representing such shares or by special endorsement to be entitled to such shares, or by the duly authorized attorney or legal representative of such person.
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                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

            SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

            SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending December 31 or such other period as may be prescribed by the Board of Directors.

            SECTION 3. Checks and Notes. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.